Exhibit 99.2
                              Purchase Agreement


                                                                 EXECUTION COPY


                          CONTRACT PURCHASE AGREEMENT



                                    between


                            GREENPOINT CREDIT, LLC,
                                   as Seller


                               GREENPOINT BANK,


                                      and



                            LEHMAN ABS CORPORATION,
                                 as Purchaser


                              as of June 30, 2002

                               TABLE OF CONTENTS

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
SECTION 1.           Definitions..................................................................................1

SECTION 2.           Purchase and Sale of the Contracts...........................................................4

SECTION 3.           Representations and Warranties Concerning the Seller........................................12

SECTION 4.           Representations and Warranties Concerning GreenPoint Bank...................................13

SECTION 5.           Representations and Warranties Concerning the Purchaser.....................................14

SECTION 6.           Indemnification.............................................................................15

SECTION 7.           Servicing...................................................................................16

SECTION 8.           Costs.......................................................................................16

SECTION 9.           Protection of Confidential Information......................................................16

SECTION 10.          Conditions to Closing.......................................................................16

SECTION 11.          Notices.....................................................................................18

SECTION 12.          Representations, Warranties and Agreements to Survive Delivery..............................18

SECTION 13.          Severability................................................................................19

SECTION 14.          Counterparts................................................................................19

SECTION 15.          Amendment...................................................................................19

SECTION 16.          Governing Law...............................................................................19

SECTION 17.          Further Assurances..........................................................................19

SECTION 18.          Successors and Assigns......................................................................19

SECTION 19.          The Seller and GreenPoint Bank..............................................................20

SECTION 20.          Entire Agreement............................................................................20

SECTION 21.          No Partnership..............................................................................20

SECTION 22.          Covenants Regarding Bankruptcy, etc.........................................................20


EXHIBIT 1         CONTRACT SCHEDULE
EXHIBIT 2         PROGRAM GUIDELINES
EXHIBIT 3         SELECTED CONTRACT INFORMATION
EXHIBIT 4         DATA DICTIONARY

SCHEDULE A

                          CONTRACT PURCHASE AGREEMENT

     CONTRACT PURCHASE AGREEMENT, dated as of June 30, 2002 as the same may be amended and supplemented from time to time, as provided herein (the "Agreement"), among GREENPOINT CREDIT, LLC, a Delaware limited liability company (the "Seller"), GREENPOINT BANK, a New York state-chartered savings bank ("GreenPoint Bank") and LEHMAN ABS CORPORATION, a Delaware corporation (the "Purchaser").

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain manufactured housing installment sales contracts and installment loan agreements, for the Acquisition Price and on a servicing released basis as more particularly described herein. The Purchaser intends to deposit the Contracts (as defined below) into a trust fund and create Lehman ABS Manufactured Housing Contract Trust 2002-A, Lehman ABS Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A (the "Certificates"), under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of June 30, 2002 (the "Cut-off Date"), among the Purchaser, as depositor, GreenPoint Credit, LLC, as servicer (in such capacity, the "Servicer"), Wells Fargo Bank Minnesota N.A., as backup servicer (in such capacity, the "Backup Servicer") and U.S. Bank, National Association, as certificate administrator and trustee (in such capacities, the "Certificate Administrator" and the "Trustee," respectively);

     WHEREAS, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GreenPoint Bank has agreed to accept this Agreement and to perform its obligations hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

    SECTION 1.    Definitions.


     Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

     Acquisition Price: Has the meaning ascribed thereto in that certain Purchase Price and Terms Letter, dated as of July 26, 2002, by and between the Seller and the Purchaser.

     Assignment: An individual assignment of a Mortgage, notice or transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the related Land Home Contract.

     Closing Date: August 15, 2002, or such other date as shall be mutually agreed to by the Seller and the Purchaser.

     Computer Tape: Collectively, any and all computer tapes generated by the Seller which provide information relating to the Contracts as of the Cut-off Date.

     Contract: Any one of the manufactured housing installment sale contracts or installment loan agreements, including any Land Home Contracts, described in the Contract Schedule.

     Contract File: As to each Contract other than a Land Home Contract, (a) the original copy of the Contract, (b) the original title document issued to the Seller as secured lender or agent for the Seller for the related Manufactured Home, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, (c) evidence of one or more of the following types of perfection of the security interest in favor of the Seller as secured lender or agent therefor in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC as in force in the relevant jurisdiction, with evidence of filing in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction, (d) the assignment of the Contract from the manufactured housing dealer to the Seller, if any, including any intervening assignments, and (e) any extension, modification or waiver agreement.

     Contract Schedule: The list or lists of Contracts, as amended from time to time, attached hereto as Exhibit 1.

     Cut-off Date: With respect to each Contract, the close of business on June 30, 2002.

     Cut-off Date Pool Principal Balance: $114,214,791.98.

     Data Dictionary: The information set forth in Exhibit 4 hereto.

     Land Home Contract: A Contract that is secured by a mortgage, deed of trust, security deed or similar evidence of lien on real estate on which the related Manufactured Home is situated (as well as by such related Manufactured
Home).

     Land Home Contract File: As to each Land Home Contract, (a) the original copy of the Land Home Contract, (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title insurance documents related thereto, (c) the Assignment of the related Mortgage from the originator (if other than the Seller) to the Seller with evidence of recording thereon and from the Seller in blank or to the Trustee under the Pooling and Servicing Agreement dated as of June 30, 2002, relating to Lehman ABS Manufactured Housing Contract Trust 2002-A, (d) an endorsement of such Land Home Contract from the originator (if other than the Seller) to the Seller and from the Seller in blank or to the Trustee under the Pooling and Servicing Agreement dated as of June 30, 2002, relating to Lehman ABS Manufactured Housing Contract Trust 2002-A, and (e) any extension, modification or waiver agreement related to such Land Home Contract.



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

     Live-in Pays: With respect to any Contract, and person other than the Obligor (or a successor to the Obligor that executed an assumption agreement with the Seller) that is fulfilling the payment obligations under such Contract.

     Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related Manufactured Home.

     Manufactured Home: A unit of manufactured housing which meets the requirements of Section 25(e)(10) of the Code, securing the indebtedness of the Obligor under the related Contract.

     Moody's: Moody's Investors Service, Inc. and any successors thereto.

     Mortgage: The mortgage, deed of trust, security deed or similar evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land Home Contract.

     Mortgaged Property: The property subject to the lien of a Mortgage.

     Obligatory Advance: With respect to each Contract, any corporate advance made by the Seller in connection with the servicing of such Contract, including but not limited to payments in respect of force placed insurance and property taxes and any fees, costs or expenses associated therewith.

     Obligor: Each Person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

     Original Value: With respect to any Manufactured Home that was new at the time the related Contract was originated, the retail stated cash sale price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges.

     Outstanding: With respect to any Contract as to the time of reference thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract (as defined in the Pooling and Servicing Agreement), and has not been repurchased pursuant to Section 2(c) hereof prior to such time of reference.

     Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Principal Balance: With respect to each Contract and any date of determination, (i) the Cut-off Date Principal Balance of such Contract, minus
(ii) all amounts paid with respect to such Contract and allocable to principal, including any losses incurred with respect to such Contract and allocable to principal.

     Program Guidelines: The Seller's Program Guidelines (PG Manual) as amended from time to time to the date hereof and the Seller's Policy and Procedure Manual (PPM) as amended from time to time to the date hereof, in each case as attached hereto as Exhibit 2.

     Rating Agency: Each of Moody's and Standard & Poor's.

     Repurchase Obligation: The obligation of the Seller and GreenPoint Bank, set forth in Section 2(c) of this Agreement, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Section 2(b) of this Agreement.

     Repurchase Price: With respect to any Contract required to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the month of repurchase plus accrued interest from the Due Date with respect to which the Obligor last made a payment to the Due Date in the Due Period in which such Contract is repurchased.

     Scheduled Payment: With respect to any Distribution Date and each Contract, the amount equal to the scheduled payment that was due during the related Due Period in respect of each such Contract that was Outstanding immediately following such Due Period or whose final scheduled payment was due during such Due Period.

     Servicing File: All documents, records, and other items maintained by the Seller with respect to a Contract and not included in the corresponding Contract File or the Land Home Contract File, as applicable, which may include the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files, in each case which may be in paper or electronic format.

     Standard & Poor's: Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. and any successors thereto.

     SECTION 2. Purchase and Sale of the Contracts.

     (a) Purchase and Sale of the Contracts.

     (1) Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller, does hereby sell, assign, set over and otherwise convey to Purchaser without recourse (except as expressly set forth herein), and the Purchaser does hereby purchase and accept, all of the Seller's right, title and interest whether now owned or hereafter acquired into and under (i) the Contracts listed on the Contract Schedule (including the security interests created thereby), including (A) all principal collections thereon after the Cut-off Date and (B) all interest due on or with respect to such Contracts after the Cut-off Date (excluding interest accrued on


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such Contracts before the Cut-off Date and Obligatory Advances made by the
Servicer prior to the Cut-off Date and remaining unreimbursed); (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts; (iii) all documents contained in the Servicing Files, the Contract Files and in the Land Home Contract Files with respect to the related Contracts; (iv) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property, consisting of, arising from, or relating to any of the foregoing; and (v) all proceeds of any of the foregoing (including, without limitation, any late payment fees, extension fees, transfer fees or similar fees paid by an Obligor with respect to any Contract). Notwithstanding clause (i)(B) above, to the extent that, after the Cut-off Date, an Obligor makes payments on a Contract representing interest accrued on the Contract before the Cut-off Date, the Seller shall be entitled to a maximum of 30 days' of such interest accrued before the Cut-off Date, and any amount paid by the Obligor in excess thereof shall be the property of Purchaser pursuant to the conveyance hereunder.

     (2) Upon satisfaction of the conditions set forth in Section 10 hereof, the Purchaser shall pay the Acquisition Price to the Seller in immediately available funds and the ownership of each Contract and the contents of the related Contract File or Land Home Contract File, as applicable, and Servicing File shall thereupon be vested in the Purchaser.

     (3) A UCC-1 financing statement in form acceptable to Purchaser evidencing the sale of the Contracts and related assets hereunder and an assignment thereof to the Trustee shall have been filed on or prior to the Closing Date. For all Contract Files (other than the Land Home Contract Files), each Contract shall have been stamped with following legend (or such other legend acceptable to the Purchaser) on or prior to the Closing Date:
"This Contract has been assigned to U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement dated as of June 30, 2002, relating to Lehman ABS Manufactured Housing Contract Trust 2002-A, or any successor Trustee thereunder." Each Land Home Contract shall have been delivered to the Trustee on or prior to the Closing Date, and all other documentation included in the related Land Home Contract File shall be delivered to the Trustee within 60 days after the Closing Date. Each Contract File and Servicing File shall have been delivered to the Servicer pursuant to the Pooling and Servicing Agreement on or prior to the Closing Date.

     (4) The Seller shall not take any action inconsistent with the Purchaser's ownership of the Contracts, and the Seller shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Purchaser and shall not claim any ownership interest in the Contracts.

     (5) Although the parties intend that the conveyance of the Seller's right, title and interest, whether now owned or hereafter acquired, in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Seller shall be deemed to have granted to the Purchaser, and the Seller does hereby grant to the Purchaser, a perfected first-priority security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Contracts listed on the Contract

Schedule, as amended from time to time (including the security interests created thereby), including (A) all principal collections thereon after the Cut-off Date and (B) all interest due on or with respect to such Contracts after the Cut-off Date (excluding interest accrued on such Contracts before the Cut-off Date and Obligatory Advances made by the Servicer prior to the Cut-off Date and remaining unreimbursed); (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts; (iii) all documents contained in the Servicing Files, the Contract Files and in the Land Home Contract Files with respect to the related Contracts; (iv) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property, consisting of, arising from, or relating to any of the foregoing; and (v) all proceeds of any of the foregoing (including, without limitation, any late payment fees, extension fees, transfer fees or similar fees paid by an Obligor with respect to any Contract). The parties intend and agree that this Agreement shall constitute a security agreement under applicable law. The Purchaser shall have all of the rights and remedies of a secured party under the UCC as in force in the relevant jurisdiction.

     (b) Representations and Warranties of the Seller Regarding the Contracts. The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date specifically provided for herein:

     (1) Payments. As of the Cut-off Date, none of the Contracts were 90 days or more contractually delinquent. For purposes of this calculation, "contractually delinquent" shall mean the number of days delinquent since the related payment due date on the related Contract assuming 30-day months.

     (2) No Waivers. The terms of the Contracts have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or the Land Home Contract File, as applicable.

     (3) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally (including laws relating to bankruptcy or insolvency) and by general principles of equity.

     (4) No Defenses. Except the Contracts where the related Obligor is in bankruptcy or involved in litigation (as set forth in Exhibit 3 hereto), the Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (5) Insurance. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 3.09 of the Pooling and Servicing

Agreement. All premiums due as of the Closing Date on such insurance have been paid in full to the applicable providers of such insurance.

     (6) Origination. Each Contract was originated or purchased by the Seller in the ordinary course of its business, and in either event, in substantive compliance with the Program Guidelines. To the best of Seller's knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. To the best of the Seller's knowledge, no fraud was committed in connection with the origination of the Contract.

     (7) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of such Contract unlawful, or render the Contract unenforceable.

     (8) Compliance with Law. All requirements of any federal, state or local law, including usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract have been complied with.

     (9) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part and, in the case of a Land Home Contract, the related Mortgaged Property has not been released from the related Mortgage.

     (10) Valid Security Interest. The Contract, other than any Land Home Contract, creates a valid, subsisting and enforceable (except as may be limited by laws affecting creditors' rights generally) first-priority security interest in favor of the Seller as secured lender, or agent thereof, in the Manufactured Home covered thereby; such security interest has been assigned by the Seller as secured lender to the Purchaser in accordance with the terms herein and the Purchaser has a valid and perfected first-priority security interest in such Manufactured Home. Each Mortgage is a valid first lien in favor of the Seller on the real property securing the amount owed by the Obligor under the related Land Home Contract subject only to (i) the lien of real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the preliminary title commitment obtained in connection with the origination of the related Land Home Contract and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The Seller has assigned all of its right, title and interest in such Land Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Purchaser. The Purchaser has a valid and perfected and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) first priority security interest in such Land Home Contract.

     (11) Capacity of Parties. All parties to the Contract had capacity to execute the Contract.



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

     (12) Good Title. With respect to each Contract purchased by the Seller, the Seller purchased such Contract for commercially reasonable value and took possession thereof, without knowledge that the Contract was subject to any security interest. It has not sold, assigned or pledged any Contract to any Person other than the Purchaser, and prior to the transfer of each Contract by the Seller to the Purchaser, the Seller had good and marketable title thereto free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer such Contract to the Purchaser.

     (13) No Defaults. As of the Cut-Off Date, there is no default, breach, violation or event permitting acceleration existing under the Contract and to the Seller's knowledge, no event has occurred which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except for payment delinquencies permitted by clauses (1) and (4) above or Contracts that are Live-in Pays and are not otherwise in default). The Seller has not waived any such default, breach, violation or event permitting acceleration.

     (14) No Liens. To the Seller's knowledge, there are no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (15) Installments. Except for approximately $119,996.59 of simple interest Contracts (by Cut-Off Date Principal Balance), such Contract provides for Scheduled Payments. Each variable rate Contract that has converted to a fixed rate of interest and each fixed rate Contract has a fixed Contract Rate and each variable rate Contract that has not converted to a fixed rate of interest has a Contract Rate that after an initial period is calculated based upon an index plus the gross margin of such Contract (as set forth therein). The Contract is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Contract fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Contract provides for negative amortization.

     (16) Enforceability. The Contract contains customary and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     (17) Contract Schedule and Computer Tape. The information set forth in the Contract Schedule or contained in the Computer Tape (including the Data Dictionary) is true and correct as of the Cut-off Date.

     (18) One Original. There is only one original executed Contract. Each original Land Home Contract is in the custody of the Custodian on the Closing Date.

     (19) Loan-to-Value Ratio. At the time of its origination, each Contract had a Loan-to-Value Ratio not greater than 100%.



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

     (20) Not Real Estate. With respect to each Contract other than a Land Home Contract, the related Manufactured Home is personal property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the related Contract was executed by the parties thereto, and with respect to each Contract, including Land Home Contracts, the related Manufactured Home is, to the Seller's knowledge, free of damage (including earthquake or hurricane damage) and in good repair.

     (21) Notation of Security Interest. With respect to each Contract other than a Land Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or, if a new or replacement title document with respect to such Manufactured Home is being applied for, such title document will be issued within 180 days and will show, the Seller as the holder of a first-priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC as in force in the relevant jurisdiction is required to perfect a security interest in manufactured housing, such filings have been duly made and show the Seller as the secured party. If the related Manufactured Home secures a Land Home Contract, such Manufactured Home and the related Mortgaged Property is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the Seller as mortgagee. In either case, the Purchaser has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Seller and any trustee in bankruptcy of the Seller) claiming an interest in such Manufactured Home. Assuming consummation of the transactions contemplated herein the Purchaser has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home and, if applicable, such Mortgaged Property.

     (22) Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code,
Section 5402(6). With respect to the Contracts originated by Security Pacific Housing Services meets the requirements of Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended. As of the Cut-off Date, the Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     (23) Qualified Mortgage for REMIC. Each Contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the Manufactured Home securing each Contract was at least equal to 80% of the adjusted issue price of the Contract at either (i) the time the Contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the Contract is transferred to the Purchaser. Each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     (24) High Cost Mortgages. No Contract is subject to the requirements in the Home Ownership and Equity Protection Act of 1994 that apply to "high cost" mortgages.

     (25) Stamping of Contracts. Each original Contract has been stamped with the legend specified by the Purchaser (which stamp may be manual or facsimile signature).

     (26) Computer Tape. The Computer Tape was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule as of the Cut-off Date.

     (27) Soldiers' and Sailors' Relief Act. With respect to each Contract, the Obligor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

     (28) Use of Proceeds. No proceeds from any Contract were used to finance single-premium credit insurance policies.

     (29) No Prepayment Premiums. No Contract imposes a prepayment premium.

     (30) Full Disbursement of Proceeds. The Contract has been closed and the proceeds of the Contract have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Contract and, in the case of a Land Home Contract, the recording of the Mortgage were paid, and the Obligor is not entitled to any refund of any amounts paid or due under the Contract.

     (31) Title Insurance. Each Land Home Contract is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first lien of the Mortgage in the original principal amount of the Land Home Contract and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Contract.

     (32) Occupancy of the Manufactured Home Property. To the Seller's knowledge, as of the origination date of the Contract, the related Manufactured Home is lawfully occupied under applicable law. To the Seller's knowledge, as of the origination date of the related Contract, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Manufactured Home and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

     (33) Deeds of Trust. In the case of a Land Home Contract, in the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

     (34) Transfer of Land Home Contracts. In the case of a Land Home Contract, the assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

     (35) No Condemnation. To the Seller's knowledge, the case of each Land Home Contract, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.

     (36) Collection Practices; ARM Adjustments. The origination and collection practices used with respect to the Contract have been in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the manufactured housing contract origination and servicing business. With respect to variable rate contracts, all interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Contract. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

     (37) Contract Files and Land Home Contract Files Complete. Each Contract File and Land Home Contract File contains the documents required to be included therein in accordance with the respective definitions thereof, each duly completed in all material respects.

     It is understood and agreed that the representations and warranties set forth in this Section 2(b) shall survive the sale of the Contracts and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the related Contract or the interest of the Purchaser in the related Contract, the party discovering such breach shall give prompt written notice to the others.

     The Seller and GreenPoint Bank hereby agree that the Purchaser may assign the representations and warranties described in this Section 2(b) and the remedies described in Section 2(c) to the Trust and that the Trustee for the Trust may enforce such remedies directly against the Seller or GreenPoint Bank.

     (c) Repurchases of Contracts for Breach of Representations and Warranties. Within 90 days of the Seller's discovery or its receipt of notice of any breach of a representation and warranty contained in Section 2(b) or
Section 4 hereof which materially and adversely affects the value of the related Contract or the interest of the Purchaser or its assigns in the related Contract, either (i) the Seller shall cure such breach in all material respects or (ii) the Seller and GreenPoint Bank jointly and severally agree to repurchase the related Contract at such Contract's Repurchase Price; provided, however, that with respect to any Contract incorrectly described on the Contract Schedule with respect to remaining principal balance, which the Seller or GreenPoint Bank would otherwise be required to repurchase pursuant to this Section 2(c), the Seller may, in lieu of repurchasing such Contract, cause to be deposited in the Certificate Account cash in an amount sufficient to cure such deficiency or discrepancy. It is understood and agreed that the joint and several obligation of the Seller and GreenPoint Bank to repurchase for any Contract sold by the Seller as to which a breach of a representation or warranty set forth in Section 2(b) or Section 4 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Purchaser or its assigns; provided, however, that each of the Seller and GreenPoint Bank shall joint and severally defend and indemnify the Purchaser or its assigns against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them arising out of any breach of a representation or warranty set forth in Section 2(b) or Section 4 of this Agreement. Notwithstanding anything contained herein to the contrary, any breach relating to the outstanding principal balance of a Contract being incorrectly described on the Contract Schedule, the Seller may deposit into the Certificate Account cash in an amount sufficient to cure such deficiency or discrepancy.

     Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts after the date of repurchase shall be the property of the Seller or GreenPoint Bank, as applicable, and need not be paid over to the Purchaser or its assigns.

     (d) Promptly after the repurchase referred to in Section 2(c), the Purchaser or its assigns shall execute such documents as are presented to it by the Seller and/or GreenPoint Bank are reasonably necessary to reconvey the repurchased Contract to the Seller or GreenPoint Bank, as applicable.

     SECTION 3.   Representations and Warranties Concerning the Seller.

     As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as follows:

     (a) Organization and Good Standing; Licensing. It is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other). It was properly licensed in each jurisdiction at the time of purchase or origination of each Contract originated or purchased on an individual basis by it in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase or origination and servicing of such Contract and it is currently licensed in each jurisdiction where necessary to service the Contracts, except where the failure to be so licensed does not materially adversely affect the interests of the Purchaser in and to such Contract.

     (b) Authorization; Binding Obligations. It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Purchaser under this Agreement.

     (d) No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or the certificate of formation or limited liability company agreement of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller is bound except where such violation or breach does not materially adversely affect the interests of the Purchaser under this Agreement.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to its knowledge, threatened, against it or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

     (f) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Contracts by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     (g) Sale Treatment. The Seller has determined that the disposition of the Contracts pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

     (h) Financial Statements. The Seller has delivered to the Purchaser unaudited financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

     SECTION 4.   Representations and Warranties Concerning GreenPoint Bank.

     As of the date hereof and as of the Closing Date, GreenPoint Bank represents and warrants to the Purchaser as follows:

     (a) Organization and Good Standing; Licensing. It is a New York state-chartered savings bank, duly organized, validly existing and in good standing under the laws of the State of New York, and it has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign savings bank and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on GreenPoint Bank's ability to perform its obligations under this Agreement.

     (b) Authorization; Binding Obligations. It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of GreenPoint Bank enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect GreenPoint Bank's ability to perform its obligations under this Agreement.

     (d) No Violations. The execution, delivery and performance of this Agreement by GreenPoint Bank will not violate any provision of any existing law or regulation or any order or decree of any court applicable to GreenPoint Bank or the certificate of formation or similar organizational documents of GreenPoint Bank, or constitute a material breach of any mortgage, indenture, contract or other agreement to which GreenPoint Bank is a party or by which GreenPoint Bank is bound except where such violation or breach does not materially adversely affect GreenPoint Bank's ability to perform its obligations under this Agreement.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to its knowledge, threatened, against it or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of GreenPoint Bank have a material adverse effect on GreenPoint Bank's ability to perform its obligations under this Agreement.

     SECTION 5. Representations and Warranties Concerning the Purchaser.

     As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

     (1) Organization and Good Standing; Licensing. It is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets or condition (financial or other). It is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase of the Contracts;

     (2) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (3) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (4) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

     (5) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

     (6) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

     SECTION 6.   Indemnification.

     Each of the Seller and GreenPoint Bank shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or GreenPoint Bank, as applicable, herein.

     Each of the Seller and GreenPoint Bank shall jointly and severally indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to (i) any act or omission on the part of the Seller or any other person or entity in the origination, receiving, processing, funding or servicing any Contract prior to the Closing Date or
(ii) any assertion based on, grounded upon resulting from a breach of any of the Seller's or GreenPoint Bank's representations and warranties or covenants contained herein. The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Contracts, and shall immediately assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against either of them or the Purchaser in respect of such claim but failure to so notify the Purchaser shall not limit their respective obligations hereunder. Each of the Seller and GreenPoint Bank agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim. In addition to the respective obligations of the Seller and GreenPoint Bank set forth in this
Section 6, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 6 shall survive termination of this Agreement.

     SECTION 7.   Servicing.

     The Contracts are conveyed hereunder on a "servicing released" basis. The parties acknowledge that, commencing on the Closing Date, Contracts will be serviced pursuant to the terms of the Pooling and Servicing Agreement.

     SECTION 8.   Costs.

     The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the fees and expenses of its accountants. The Seller shall pay for the legal fees and expenses of its attorneys.

     SECTION 9.   Protection of Confidential Information.

                  The Seller shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the Acquisition Price paid by the Purchaser for the Contracts, except to the extent that it is appropriate for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

     SECTION 10.  Conditions to Closing.

     (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (1) Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller and

GreenPoint Bank under this Agreement shall be true and correct as of the date or dates specified in all material respects.

     (2) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

     (i) The Purchase Price and Terms Letter, dated as of July 26, 2002, by and between the Seller and the Purchaser;

     (ii) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

     (iii) A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, together with copies of the certificate of incorporation and by-laws of the Seller;

     (iv) One or more opinions of counsel from the Seller's counsel in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

     (v) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

     (vi) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

     (3) The Certificates to be sold to Lehman Brothers Inc. pursuant to the Underwriting Agreement shall have been issued and sold to Lehman Brothers Inc.

     (4) The Seller shall have furnished to the Purchaser such other certificates of its respective officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

     (5) GreenPoint Bank shall have furnished to the Purchaser such opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

     (b) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (1) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

     (2) The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

     (i) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

     (ii) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, by-laws and evidence as to the good standing of the Purchaser dated as of a recent date;

     (iii) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Seller; and

     (iv) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

     SECTION 11.  Notices.

     All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to GreenPoint Credit, LLC, 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing or such other address as may hereafter be furnished to the Purchaser in writing by the Seller; notices to GreenPoint Bank shall be directed to GreenPoint Bank, 10089 Willow Creek Road, San Diego, California 92131,
Attention: Manager, Investor Servicing or such other address as may hereafter be furnished to the Purchaser in writing by GreenPoint Bank and notices to the Purchaser shall be directed to Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019, (Telecopy # (212) 526-0285), Attention: Damian Harbutt, or to such other address as may hereafter be furnished to the Seller in writing by the Purchaser. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

     SECTION 12.Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller and GreenPoint Bank submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Contracts to the Purchaser (and by the Purchaser to the Trustee).

     SECTION 13.  Severability.

     If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     SECTION 14.  Counterparts.

     This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

     SECTION 15.  Amendment.

     This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

     SECTION 16.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     SECTION 17.  Further Assurances.

     Each of the parties agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

     SECTION 18.  Successors and Assigns.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, GreenPoint Bank and the Purchaser and their permitted successors and assigns and their directors, officers and controlling persons (within the meaning of federal securities laws). The Seller and GreenPoint Bank each acknowledge and agree that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Contracts) to the Trustee. Any person into which the Seller or GreenPoint Bank may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller or GreenPoint Bank), any person resulting from a change in form of the Seller or GreenPoint Bank or any person succeeding to the business of the Seller or GreenPoint Bank, shall be considered the "successor" of the Seller or GreenPoint Bank, as applicable, hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of either party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other party to this Agreement and any such assignment or purported assignment shall be deemed null and void.

     SECTION 19.  The Seller and GreenPoint Bank.

     The Seller will keep in full effect all rights as are necessary to perform its respective obligations under this Agreement.

     GreenPoint Bank will keep in full effect all rights as are necessary to perform its respective obligations under this Agreement.

     SECTION 20.  Entire Agreement.

     This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

     SECTION 21.  No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

     SECTION 22.   Covenants Regarding Bankruptcy, etc.

     Each of the Seller and GreenPoint Bank, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Purchaser, or join in the institution against the Purchaser of, any bankruptcy proceedings under any federal or state bankruptcy or similar law in connection with any obligations with respect to this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                       GREENPOINT CREDIT, LLC


                                       By:  /s/ Charles O. Ryan
                                          ____________________________
                                          Name:  Charles O. Ryan
                                          Title: Senior Vice President



                                        GREENPOINT BANK



                                        By:  /s/ Howard C. Bluver
                                           ___________________________
                                           Name:  Howard C. Bluver
                                           Title:  Executive Vice President



                                         LEHMAN ABS CORPORATION


                                         By:  /s/ Damian Harbutt
                                            __________________________
                                            Name:  Damian Harbutt
                                            Title:  Senior Vice President

                                   EXHIBIT 1

                               CONTRACT SCHEDULE

                                   EXHIBIT 2

                              PROGRAM GUIDELINES

                                   EXHIBIT 3
                         SELECTED CONTRACT INFORMATION

Section 2(b)(4): Contracts in litigation (by loan number):

00032305792
00035311968
00023310105
00061302713
00073311411

                                   EXHIBIT 4

                                DATA DICTIONARY

                                  SCHEDULE A